As filed with the Securities and Exchange Commission on May 30, 2014

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INSMED INCORPORATED

(Exact name of Registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation or organization)	54-1972729 (I.R.S. Employer Identification Number)

9 Deer Park Drive, Suite C

Monmouth Junction, New Jersey 08852

(732) 997-4600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William H. Lewis

Chief Executive Officer

Insmed Incorporated

9 Deer Park Drive, Suite C

Monmouth Junction, New Jersey 08852

(732) 997-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert, Esq. DLA Piper LLP (US) 51 John F. Kennedy Parkway Short Hills, New Jersey 07078 (973) 520-2553	Christine Pellizzari, Esq. General Counsel and Corporate Secretary 9 Deer Park Drive, Suite C Monmouth Junction, New Jersey 08852 (732) 997-4600

Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Per Price Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	(1)	(1)	(1)	(2)

(1)         Omitted pursuant to Form S-3 General Instruction II.E.  Such indeterminate number or amount of common stock is being registered as may from time to time be offered at indeterminate prices.

(2)         In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the registration fee.  Registration fees will be paid subsequently on a pay as you go basis.

PROSPECTUS

Common Stock

We may, from time to time, offer to sell common stock in amounts, at prices and on terms described in one or more supplements to this prospectus.  You should read this prospectus and any supplement carefully before you invest.

This prospectus describes some of the general terms that may apply to an offering of our common stock.  The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part or in a supplement to this prospectus or may be set forth in one or more documents incorporated by reference in this prospectus.  The amendment or supplement, as applicable, may also add, update or change information contained in this prospectus with respect to that specific offering.

Our common stock may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers; or through a combination of these methods.  The names of any underwriter, dealer or agents involved in the sale of our common stock and their compensation will be described in an applicable prospectus supplement.  See “Plan of Distribution”.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “INSM”.  On May 29, 2014, the last reported sale price for our common stock was $13.26.  You are encouraged to obtain current market quotations for shares of our common stock.

Our principal executive offices are located at 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852, and our telephone number at that address is (732) 997-4600.

Investing in our common stock involves a high degree of risk.  See “Risk Factors” on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is May 30, 2014.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process as a “well-known seasoned issuer,” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act.  By using a shelf registration statement, we may offer and sell from time to time in one or more offerings the common stock described in this prospectus.  No limit exists on the aggregate number of shares of common stock we may sell pursuant to the registration statement.

This prospectus provides you with a general description of our common stock.  Each time we sell shares of our common stock, we will provide a prospectus supplement that will contain specific information about the terms of that offering.  The prospectus supplement, or information incorporated by reference in this prospectus or any prospectus supplement that is of a more recent date, may also add, update or change information contained in this prospectus.  To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the prospectus supplement.  You should read both this prospectus and any applicable prospectus supplement, together with the additional information described below under the heading “Where You Can Find More Information”.  This prospectus may not be used to consummate a sale of our common stock unless it is accompanied by a prospectus supplement.  We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to an offering of our common stock.

We have not authorized anyone to provide you with information other than the information contained or incorporated by reference in this prospectus and any related prospectus supplement, or in any free writing prospectus that we may authorize in connection with an offering of our shares of common stock.  No one is making offers to sell or seeking offers to buy shares of our common stock in any jurisdiction where the offer or sale is not permitted.  You should assume that the information contained in this prospectus and any prospectus supplement is accurate only as of the date on the front of this prospectus or the prospectus supplement, as applicable, and that any information we have incorporated by reference in this prospectus or any prospectus supplement is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our common stock.  Our business, financial condition, results of operations and prospects may have changed since that date.

References in this prospectus to “Insmed”, the “Company”, “we”, “us” and “our” refer to Insmed Incorporated, together with its consolidated subsidiaries.

ARIKACE® and IPLEX® are registered trademarks of Insmed Incorporated and InsmedTM and ARIKAYCETM are trademarks of Insmed Incorporated.  Our logos and trademarks are the property of Insmed.  All other brand names or trademarks appearing in this prospectus are the property of their respective holders.  Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

INSMED INCORPORATED

Insmed is a biopharmaceutical company focused on developing and commercializing inhaled therapies for patients battling serious lung diseases that are often life threatening. Our lead product candidate, ARIKAYCETM, or liposomal amikacin for inhalation (LAI), is an inhaled antibiotic treatment that delivers a proven and potent anti-infective directly to the site of serious lung infections.

In March 2014, we reported top-line clinical results from the double-blind portion of our phase 2 clinical trial in the United States (US) and Canada of ARIKAYCE in patients who have lung infections caused by nontuberculous mycobacteria (NTM). The randomized, double-blind, placebo-controlled phase 2 clinical trial compared ARIKAYCE (590 mg delivered once daily), added to standard of care treatment, versus standard of care treatment plus placebo, in 90 adult patients with treatment resistant NTM lung disease. Eligibility for the study required patients to have been on the American Thoracic Society/Infectious Disease Society of America guideline therapy for at least six months prior to screening and to continue to have persistently positive mycobacterial cultures. The primary efficacy endpoint of the study was a semi-quantitative measurement of the change in mycobacterial density on a seven-point scale from baseline (day one) to the end of the randomized portion of the trial (day 84). ARIKAYCE did not meet the pre-specified level for statistical significance although there was a positive trend (p=0.148) in favor of ARIKAYCE. However, ARIKAYCE did achieve statistical significance with regard to the clinically relevant key secondary endpoint of culture conversion, with 11 out of 44 patients treated with ARIKAYCE (added to standard of care treatment) demonstrating negative cultures by day 84 of the study as compared to 3 out of 45 patients treated with placebo (added to standard of care treatment) (p=0.01).

In May 2014, we reported additional results from our phase 2 clinical trial.  At the conclusion of the 84-day double blind phase of the trial, 78 of the 80 patients agreed to receive once-daily ARIKAYCE plus standard of care treatment for an additional 84 days. Data from 68 of these patients who completed the visits during the additional open label phase were available for analysis. These results collected from the open label phase show that 21 of these patients were culture negative for NTM at day 168. This data reflects 10 patients who were culture negative at day 84 as well as five additional patients from the ARIKAYCE arm and six additional patients who were on placebo, switching to ARIKAYCE during the open-label phase. The number of patients with negative cultures increased from the double blind phase of the trial in which 11 out of 44 patients treated with ARIKAYCE (added to standard of care treatment) demonstrated negative cultures by day 84 of the study as compared to three out of 45 patients treated with standard of care plus placebo.

Data analyses for certain additional secondary, tertiary and exploratory endpoints are ongoing. We also applied for Breakthrough Therapy Designation for ARIKAYCE in the US based upon the culture conversion results in our phase 2 clinical trial. ARIKAYCE has already received Orphan Drug, Qualified Infectious Disease Product (QIDP) and Fast Track designations from the US Food and Drug Administration (FDA) for the treatment of NTM lung infections and recently received Orphan Drug Designation from the European Medicines Agency (EMA).

In 2013, we concluded a phase 3 clinical trial in Europe and Canada of ARIKAYCE in cystic fibrosis (CF) patients who have lung infections caused by Pseudomonas aeruginosa (Pseudomonas). In this study, once-daily ARIKAYCE achieved its primary endpoint of non-inferiority when compared to twice-daily TOBI® (tobramycin inhaled solution) for relative change in forced expiratory volume in one second from baseline to the end of the study.

The CF and NTM target indications address orphan patient populations. Our strategy includes plans to continue to develop ARIKAYCE to broaden the NTM indication and for additional indications beyond Pseudomonas in CF and NTM. We also plan to develop, acquire, in-license or co-promote other products that address orphan or rare diseases in the fields of pulmonology and infectious disease. Our current primary development focus is to obtain regulatory approval for ARIKAYCE in these two initial indications and to prepare for commercialization in the US, Europe, Canada and Japan. We anticipate that if approved, ARIKAYCE would be the first once-a-day inhaled antibiotic treatment option available for these CF and NTM indications.

Insmed was incorporated in the Commonwealth of Virginia on November 29, 1999.  On December 1, 2010, we completed a business combination with Transave, Inc., a privately held, New Jersey-based pharmaceutical company focused on the development of differentiated and innovative inhaled pharmaceuticals for the site-specific treatment of serious lung infections.  Our principal executive offices are located at 9 Deer Park Drive, Suite C, Monmouth Junction, New Jersey 08852 and our phone number is (732) 997-4600.  Our Internet address is www.insmed.com.  The information on our web site is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus.

RISK FACTORS

An investment in our common stock involves risks.  Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed under “Risk Factors” in any applicable prospectus supplement and in our filings with the Securities and Exchange Commission, or SEC, incorporated by reference in this prospectus, together with all of the other information contained in this prospectus and any applicable prospectus supplement or incorporated by reference in this prospectus.  The risks and uncertainties described in any applicable prospectus supplement and in our SEC filings are not the only ones facing us.  Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business.  If any of the risks or uncertainties described in any applicable prospectus supplement or our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations and financial condition could be materially and adversely affected.  In that case, the trading price of our common stock could decline, and you might lose all or part of your investment.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains, and the documents incorporated by reference herein and any applicable prospectus supplement may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act.  These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  Forward-looking statements may include, but are not limited to statements about:

•                                          the progress, timing, results or implications of clinical trials and other development activities involving our drug candidates;

•                                          our plans and timing with respect to seeking regulatory approvals;

•                                          the benefits to be derived from our drug candidates;

•                                          the potential market opportunities for our drug candidates;

•                                          the potential commercialization of any of our drug candidates that receive regulatory approval;

•                                          our existing and potential future collaborations;

•                                          our estimates of future payments, revenues and profitability; and

•                                          our estimates regarding our capital requirements, future expenses and need for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may”, “will”, “should”, “could”, “would”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “projects”, “predicts”, “potential” and similar expressions (including their use in the negative) intended to identify forward-looking statements.  These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.  Given these uncertainties, you should not place undue reliance on these forward-looking statements.  We discuss many of these risks in greater detail under the heading “Risk Factors” in our SEC filings, and may provide additional information in any applicable prospectus supplement.  Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

You should read this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement completely and with the understanding that our actual future results may be materially different from what we expect.  We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments.  Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of our common stock offered under this prospectus.  Unless we indicate otherwise in the applicable prospectus supplement, we anticipate that any net proceeds will be used for working capital and general corporate purposes.  We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any common stock sold pursuant to that prospectus supplement.

DESCRIPTION OF COMMON STOCK

The following is a description of the material terms and provisions of our common stock. It may not contain all the information that is important to you. You can access complete information by referring to our Articles of Incorporation, as amended (referred to herein as the Articles of Incorporation), and our Bylaws, as amended (referred to herein as the Bylaws), copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

Under our Articles of Incorporation, we have authority to issue 500,000,000 shares of common stock, par value $0.01 per share. As of April 30, 2014, there were 39,272,501 shares of common stock issued and outstanding.  All shares of common stock will, when issued pursuant to this prospectus, be duly authorized, fully paid and nonassessable. Accordingly, the full price for the outstanding shares of common stock will have been paid at issuance and any holder of our common stock will not be later required to pay us any additional money for such common stock.

Dividends

Subject to the prior rights of any series of preferred stock which may from time to time be outstanding, the holders of our common stock are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors out of legally available funds. In the event we are liquidated, dissolved or our affairs are wound up, after we pay or make adequate provision for all of our known debts and liabilities, each holder of common stock will receive distributions pro rata out of assets that we can legally use to pay distributions, subject to any rights that are granted to the holders of any class or series of preferred stock. As of the date of this prospectus, we have not declared or paid any dividends on our shares of common stock.

Voting Rights

Holders of common stock will have the exclusive power to vote on all matters presented to our shareholders, including the election of directors, except as otherwise provided by Virginia law or as provided with respect to any other class or series of stock, as discussed in more detail below. Holders of common stock are entitled to one vote per share. There is no cumulative voting in the election of our directors, which means that, subject to any rights to elect directors that are granted to the holders of any class or series of preferred stock, a plurality of the votes cast at a meeting of shareholders at which a quorum is present is sufficient to elect a director.

Other Rights

Subject to the preferential rights of any other class or series of stock, all shares of common stock have equal dividend, distribution, liquidation and other rights, and have no preference, appraisal or exchange rights, except for any appraisal rights provided by Virginia law. Furthermore, holders of common stock have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

Transfer Agent

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company. Its address is 6201 15th Ave, Brooklyn, NY 11209.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “INSM.”

PLAN OF DISTRIBUTION

We may sell the common stock to one or more underwriters for public offering and sale by them and may also sell the common stock to investors directly or through agents.  We will name any underwriter or agent involved in the offer and sale of common stock in the applicable prospectus supplement.  We have reserved the right to sell or exchange our common stock directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

We may distribute the common stock from time to time in one or more transactions:

•                                          at a fixed price or prices, which may be changed;

•                                          at market prices prevailing at the time of sale;

•                                          at prices related to such prevailing market prices; or

•                                          at negotiated prices.

We may also, from time to time, authorize dealers, acting as our agents, to offer and sell the common stock upon the terms and conditions set forth in the applicable prospectus supplement.  We, or the purchasers of the common stock for whom the underwriters may act as agents, may compensate underwriters in the form of underwriting discounts or commissions, in connection with the sale of the common stock.  Underwriters may sell the common stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agent.  Unless otherwise indicated in the applicable prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase the common stock as a principal, and may then resell the common stock at varying prices to be determined by the dealer.

We will describe in the applicable prospectus supplement any compensation we pay to underwriters or agents in connection with the offering of our common stock, and any discounts, concessions or commissions allowed by underwriters to participating dealers.  Dealers and agents participating in the distribution of the common stock may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the common stock may be deemed to be underwriting discounts and commissions.  We may enter into agreements to indemnify underwriters, dealers and agents against certain civil liabilities, including liabilities under the Securities Act and to reimburse these persons for certain expenses.  We may grant underwriters who participate in the distribution of the common stock we are offering under this prospectus an option to purchase additional shares in connection with the distribution.

To facilitate the offering of our common stock, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of the common stock.  This may include over-allotments or short sales of the common stock, which involve the sale by persons participating in the offering of more common stock than we sold to them.  In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their option to purchase additional shares, if any.  In addition, these persons may stabilize or maintain the price of the common stock by bidding for or purchasing common stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the common stock sold by them is repurchased in connection with stabilization transactions.  The effect of these transactions may be to stabilize or maintain the market price of the common stock at a level above that which might otherwise prevail in the open market.  These transactions may be discontinued at any time.

We may indemnify the underwriters, agents or dealers who participate in the distribution of our common stock against certain liabilities, including liabilities under the Securities Act.  We may also contribute to payments that the underwriters, dealers or agents or any of their controlling persons may be required to make in respect of such liabilities.  Certain underwriters, dealers or agents and their associates may engage in transactions with and perform services for us in the ordinary course of our business.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey.

EXPERTS

The consolidated financial statements of Insmed Incorporated appearing in Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2013 and the effectiveness of Insmed Incorporated’s internal control over financial reporting as of December 31, 2013 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and Insmed Incorporated’s management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC.  We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby.  This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement.  For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement.  You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  Our SEC filings are also available to the public from the SEC’s website at www.sec.gov.  We maintain a website at www.insmed.com.  The information contained in, or that can be accessed through, our website is not part of this prospectus.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents.  The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information.  We incorporate by reference the following documents we filed with the SEC pursuant to Section 13 of the Exchange Act:

•                                          Annual Report on Form 10-K for the fiscal year ended December 31, 2013;

•                                          Quarterly Report on Form 10-Q for the quarter ended March 31, 2014;

•                                          Current Reports on Form 8-K filed on January 3, 2014, January 16, 2014, January 31, 2014, February 11, 2014, February 19, 2014, March 26, 2014, April 2, 2014, May 20, 2014 and May 29, 2014;

•                                          Definitive Proxy Statement on Schedule 14A filed on April 17, 2014 (other than the portions thereof which are furnished and not filed);

•                                          Description of our common stock contained in our registration statement on Form 8-A dated June 1, 2000; and

•                                          All documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the last offering of common stock under this prospectus (excluding any portion of such documents which are furnished and not filed with the SEC).

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents, if any, filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.  The reference to our website does not constitute incorporation by reference of the information contained in our website.  We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may request a copy of our SEC filings at no cost, by telephoning or writing us at the following address:

Insmed Incorporated
9 Deer Park Drive, Suite C
Monmouth Junction, New Jersey 08852
Attention:  Christine Pellizzari, General Counsel and Corporate Secretary
(732) 997-4600

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                                                  Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, payable by us in connection with the offering of common stock being registered.

Amount to Be Paid
Registration fee	$ *
Legal fees and expenses	**
Accounting fees and expenses	**
Transfer agent fees	**
Printing and engraving expenses	**
Miscellaneous	**
Total	$ **

*                                         In accordance with Rule 456(b) and 457(r) we are deferring payment of the registration fee for the securities offered by this prospectus.

**                                  Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are not currently determinable.

Item 15.                                                  Indemnification of Directors and Officers

The Virginia Stock Corporation Act, or VSCA, permits, and our Articles of Incorporation require, indemnification of our directors and officers in a variety of circumstances, which may include indemnification for liabilities under the Securities Act.  Under Sections 13.1-697 and 13.1-702 of the VSCA, a Virginia corporation is generally authorized to indemnify its directors and officers in civil or criminal actions if they acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that the conduct was unlawful.  Our Articles of Incorporation require indemnification of directors and officers with respect to certain liabilities, expenses and other amounts imposed upon them because of having been a director or officer, except in the case of willful misconduct or a knowing violation of criminal law.

Section 13.1-692.1 of the VSCA presently permits, if authorized in a Virginia corporation’s articles of incorporation or shareholder-approved bylaws, the elimination of liability of directors and officers in any proceeding brought by or in the right of a corporation or brought by or on behalf of shareholders of a corporation, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law, including, without limitation, any unlawful insider trading or manipulation of the market for any security.  As permitted by the VSCA, our Articles of Incorporation provide that no director or officer of the Company shall be liable to us or our shareholders for monetary damages with respect to any transaction, occurrence or course of conduct, except for liability resulting from such person’s having engaged in willful misconduct or a knowing violation of the criminal law or any federal or state securities law.  Sections 13.1-692.1 and 13.1-696 to -704 of the VSCA are hereby incorporated by reference herein.

In addition, certain directors and officers have been granted contractual indemnification rights, pursuant to which they will be entitled to indemnification from us under certain circumstances.  We also carry insurance on behalf of directors, officers, employees or agents that may cover liabilities under the Securities Act.

The employment agreements entered into between the Company and our executives also provide for indemnification to the fullest extent permitted by law (subject to any limitations imposed by law) from and against any and all claims, damages, expenses, judgments, penalties, fines, settlements, and all other liabilities incurred or paid by the executive in connection with the investigation, defense, prosecution, settlement or appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and to which the executive was or is a party or is threatened to be made a party by reason of the fact that the executive is or was an officer, employee or agent of the Company, or by reason of anything done or not done by the executive in any such capacity or capacities, provided that the executive acted in good faith, in a manner that was not grossly negligent or constituted willful misconduct and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Item 16.                                                  Exhibits

Exhibit Number		Description

**	1.1	Form of Underwriting Agreement.

	2.1

Agreement and Plan of Merger, dated December 1, 2010, among Insmed Incorporated, River Acquisition Co., Transave, LLC Transave, Inc. and TVM V Life Science Ventures GmbH & Co. KG (incorporated herein by reference from Exhibit 2.1 to Insmed Incorporated’s Current Report on Form 8-K filed on December 2, 2010).

	4.1

Articles of Incorporation of Insmed Incorporated, as amended through June 14, 2012 (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2012).

	4.2	Amended and Restated Bylaws of Insmed Incorporated (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Current Report on Form 8-K filed on March 9, 2012).

	4.3

Specimen stock certificate representing common stock, $0.01 par value per share, of the Registrant (incorporated herein by reference from Exhibit 4.2 to Insmed Incorporated’s Registration Statement on Form S-4/A (Registration No. 333-30098)).

	4.4

Shareholders Agreement, dated December 1, 2010, among Insmed Incorporated and each of the listed shareholders (incorporated by reference from Exhibit 4.1 to Insmed Incorporated’s Current Report on Form 8-K filed on December 2, 2010).

*	5.1	Opinion of DLA Piper LLP (US), counsel to the Registrant.

*	23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

	23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

	24.1	Power of Attorney (included on signature page).

*                             Filed herewith.

**                      To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.

Item 17.                                                  Undertakings

(a)         The undersigned registrant hereby undertakes:

(1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)             To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)          To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)       To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2)         That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)             Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)          Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus.  As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)         That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)             Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)       The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)         The undersigned registrant hereby undertakes:

(1)         That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)         That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monmouth Junction, State of New Jersey, on May 30, 2014.

INSMED INCORPORATED

By:	/s/ William H. Lewis
William H. Lewis
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William H. Lewis and Andrew T. Drechsler, and each of them, as his or her true and lawful attorneys in fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys in fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys in fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following individuals in the capacities and on the dates indicated.

Signature	Title	Date
/s/ William H. Lewis	President and Chief Executive Officer and Director	May 30, 2014
William H. Lewis	(Principal Executive Officer)

/s/ Andrew T. Drechsler	Chief Financial Officer	May 30, 2014
Andrew T. Drechsler	(Principal Financial Officer and
Principal Accounting Officer)

/s/ Donald Hayden, Jr.	Chairman of the Board of Directors	May 30, 2014
Donald Hayden, Jr.

/s/ Alfred F. Altomari	Director	May 30, 2014
Alfred F. Altomari

Director
David R. Brennan

/s/ Steinar J. Engelsen M.D.	Director	May 30, 2014
Steinar J. Engelsen M.D.

/s/ David W. J. McGirr	Director	May 30, 2014
David W. J. McGirr

/s/ Melvin Sharoky M.D.	Director	May 30, 2014
Melvin Sharoky M.D.

/s/ Randall W. Whitcomb M.D.	Director	May 30, 2014
Randall W. Whitcomb M.D.

INDEX TO EXHIBITS

Exhibit Number		Description

**	1.1	Form of Underwriting Agreement.

	2.1

Agreement and Plan of Merger, dated December 1, 2010, among Insmed Incorporated, River Acquisition Co., Transave, LLC Transave, Inc. and TVM V Life Science Ventures GmbH & Co. KG (incorporated herein by reference from Exhibit 2.1 to Insmed Incorporated’s Current Report on Form 8-K filed on December 2, 2010).

	4.1

Articles of Incorporation of Insmed Incorporated, as amended through June 14, 2012 (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Annual Report on Form 10-K for the year ended December 31, 2012).

	4.2	Amended and Restated Bylaws of Insmed Incorporated (incorporated by reference from Exhibit 3.1 to Insmed Incorporated’s Current Report on Form 8-K filed on March 9, 2012).

	4.3

Specimen stock certificate representing common stock, $0.01 par value per share, of the Registrant (incorporated herein by reference from Exhibit 4.2 to Insmed Incorporated’s Registration Statement on Form S-4/A (Registration No. 333-30098)).

	4.4

Shareholders Agreement, dated December 1, 2010, among Insmed Incorporated and each of the listed shareholders (incorporated by reference from Exhibit 4.1 to Insmed Incorporated’s Current Report on Form 8-K filed on December 2, 2010).

*	5.1	Opinion of DLA Piper LLP (US), counsel to the Registrant.

*	23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

	23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

	24.1	Power of Attorney (included on signature page).

*                             Filed herewith.

**                      To be subsequently filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference to this registration statement, including a Current Report on Form 8-K.